EXHIBIT 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Arthur D. Levinson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Genentech, Inc. on Form 10-Q for the quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Genentech, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Genentech, Inc.

By:	/s/ ARTHUR D. LEVINSON
Name: Title: Date:	Arthur D. Levinson, Ph.D. Chief Executive Officer August 2, 2007

I, David A. Ebersman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Genentech, Inc. on Form 10-Q for the quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Genentech, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Genentech, Inc.

By:	/s/ DAVID A. EBERSMAN
Name: Title: Date:	David A. Ebersman Executive Vice President and Chief Financial Officer August 2, 2007